UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2025

RAPT Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38997	47-3313701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

561 Eccles Avenue
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RAPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2025, RAPT Therapeutics, Inc. (the “Company”) and Dr. William Ho, Chief Medical Officer, mutually agreed that Dr. Ho will leave the Company on December 31, 2025 (the “Separation Date”).

In exchange for Dr. Ho's execution and delivery of a release of claims against the Company, Dr. Ho will be entitled to receive severance benefits in accordance with the terms of his employment agreement, consisting of (i) on the Separation Date, an amount equal to nine months of his current salary plus 100% of his target bonus for the fiscal year ending December 31, 2025, and (ii) continuation of healthcare coverage for nine months following the Separation Date at the expense of the Company. In addition, the Company expects to enter into a consulting arrangement with Dr. Ho for a period beginning on the Separation Date and ending on December 31, 2026 (or such earlier date as determined in Dr. Ho’s discretion) (the “Consulting Period”), pursuant to which Dr. Ho will serve as a strategic consultant to the Company and be entitled to continued vesting of outstanding equity awards as of the Separation Date through the end of the Consulting Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPT Therapeutics, Inc.

Date:	November 28, 2025	By:	/s/ Rodney Young
Rodney Young Chief Financial Officer